UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2020

EverQuote, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38549	26-3101161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Broadway Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 522-3444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	EVER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2020, the Board of Directors (the “Board”) of EverQuote, Inc. (the “Company”) approved a bonus arrangement pursuant to which each of John Wagner, the Company’s chief financial officer and treasurer, and David Mason, the Company’s general counsel and secretary, will receive a cash bonus equal to $200,000 in the event the Company achieves a specified adjusted EBITDA target for the fiscal year ending December 31, 2020. Vesting is further subject to Mr. Wagner’s and Mr. Mason’s continued service through December 31, 2020.

On February 20, 2020, the Board also granted, under the Company’s 2018 Equity Incentive Plan, a performance-based stock option (the “Performance Option”) to purchase 265,554 shares of the Company’s Class A common stock (the “Class A Common Stock”) to Seth Birnbaum, the Company’s president and chief executive officer. The vesting of the Performance Option is subject to the achievement of certain value-weighted average price targets of the Class A Common Stock (the “Price Target”) and the achievement of both trailing twelve months revenue and variable marketing dollar targets (the “Performance Condition”) as determined based on the Company’s most recent financial statements filed with the Securities and Exchange Commission (the “SEC”), provided that if the Performance Condition is not immediately satisfied, it may later be satisfied by determining achievement of both trailing twelve month targets based on any future financial statements filed by the Company with the SEC where the twelve month period measured includes the date on which the Price Target was achieved for the applicable shares. The Price Target and Performance Condition are measured monthly and the Performance Option will vest with respect to 25% of the shares underlying the award on the first date both the Price Target and the Performance Condition are met. After the initial vesting of the Performance Option, the Performance Option will vest in additional 25% tranches at each time the Target Price and Performance Condition are met as measured on each anniversary of the initial vesting date. If the Target Price or Market Condition are not satisfied for any of the subsequent three annual vesting tranches, achievement will be reassessed monthly thereafter until the earlier of such time that the Target Price and the Market Condition are satisfied until the Performance Option is fully vested or the award terminates. If the initial Target Price is not achieved by February 20, 2024, the Performance Option will terminate on such date. Vesting is further subject to Mr. Birnbaum’s continued service through the applicable vesting date as the Company’s chief executive officer.

In the event of a change of control of the Company at a price per share greater than or equal to the Price Target (a “Qualifying Change of Control”), the Market Condition and the Performance Condition will be considered satisfied and the Performance Option will vest with respect to 25% of the number of shares originally underlying the award. If Mr. Birnbaum’s employment is terminated without cause or for good reason within one year after or six months prior to a Qualifying Change of Control, the Performance Option will vest in full and he will have 12 months following his termination date to exercise the Performance Option.

The exercise price per share of the Performance Option is $45.17, which was the closing price of the Company’s Class A Common Stock on the Nasdaq Global Market on February 20, 2020.

Item 8.01 Other Events.

On February 25, 2020, the Company announced that the 2020 Annual Meeting of the Company’s stockholders will be called for and held on June 11, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERQUOTE, INC.

Date: February 26, 2020	By:	/s/ David Mason
David Mason
General Counsel and Secretary